UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006

Globix Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 334-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report

Globix Corporation

Item 1.01 Entry into a Material Definitive Agreement

On August 21, 2004, Globix Corporation, a Delaware corporation ("Globix"), announced that it had entered into an agreement to sell all of the shares of its wholly owned subsidiary, Globix Holdings (UK) Limited ("Globix UK"), to Inhoco 3236 plc, an indirect subsidiary of TeleCity Group plc ("Telecity"), for $62,000,000 in cash, subject to increase or decrease based on the working capital of Globix UK at closing. The sale is to take place pursuant to the terms of a Purchase Agreement, dated as of 20 August, 2006 (the "Purchase Agreement"), which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The transaction is subject to customary terms and closing conditions.

The Purchase Agreement anticipates that the Globix and certain of its subsidiaries will provide the purchaser with transition services for a period of up to nine months following the closing of the transaction. The Purchase Agreement also provides for the purchaser to retain 5% of the purchase price as security for breaches of certain representations and warranties that arise before March 31, 2008.

Item 8.01 Other Events

On August 21, 2006, Globix issued the press release attached as Exhibit 99.1 hereto to announce the entry into the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Purchase Agreement, dated as of 20 August, 2006 between Globix Corporation and Inhoco 3236 plc

99.1 Press release announcing the entry into the Purchase Agreement

CAUTIONARY STATEMENTS

The Purchase Agreement is included in this report to provide investors with information regarding its terms. The Purchase Agreement is not intended to be a source of other factual, business or operational information about the parties thereto.

The representations, warranties, covenants and agreements made by the parties to the Purchase Agreement are qualified and limited, including by information in disclosure schedules that the parties exchanged pursuant the Purchase Agreement. Some of the representations and warranties are subject to contractual standards of materiality that may differ from what may be viewed as material to stockholders. Representations and warranties may also be used to allocate risks between the parties. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Globix, Telecity or any of their respective affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2006	Globix Corporation

	By:	/s/ Peter K. Stevenson
		Name:	Peter K. Stevenson
		Title:	Chief Executive Officer